Exhibit 8(b)
APPENDIX "A"
TO
CUSTODIAN AGREEMENT
BETWEEN
UMB Bank, n.a. and each of the  following Investment Companies
Dated as of September 18, 1997
The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of December 1, 1994:
Fund     Portfolio              Effective as of:
Daily Money Fund Capital Reserves: Municipal Money Market Portfolio December 1, 1994
Fidelity Advisor Series V Fidelity Advisor High Income Municipal Fund December 1, 1994
 Fidelity Advisor New York Municipal Income Fund December 1, 1994 Fidelity Advisor California Municipal Income Fund December 1, 1994
Fidelity Advisor Series VI Fidelity Advisor Intermediate Municipal Income Fund December 1, 1994
 Fidelity Advisor Short-Intermediate Municipal Income Fund  December
1, 1994
Fidelity Beacon Street Trust Fidelity Tax-Exempt Money Market Trust December 1, 1994
 Spartan New Jersey Municipal Money Market Portfolio December 1, 1994 Fidelity California Municipal Trust Fidelity California Tax-Free High Yield Portfolio December 1, 1994
 Fidelity California Tax-Free Insured Portfolio December 1, 1994 Spartan California Intermediate Municipal Portfolio December 1, 1994 Spartan California Municipal High Yield Portfolio December 1, 1994
Fidelity California Municipal Trust II Fidelity California Tax-Free Money Market Portfolio December 1, 1994
 Spartan California Municipal Money Market Portfolio December 1, 1994 Fidelity Court Street Trust Fidelity High Yield Tax-Free Portfolio December 1, 1994
 Spartan Connecticut Municipal High Yield Portfolio December 1, 1994 Spartan Florida Municipal Income Portfolio December 1, 1994
 Spartan New Jersey Municipal High Yield Portfolio December 1, 1994 Fidelity Court Street Trust II Fidelity Connecticut Municipal Money Market Portfolio December 1, 1994
 Fidelity New Jersey Tax-Free Money Market Portfolio December 1, 1994 Spartan Connecticut Municipal Money Market Portfolio December 1, 1994 Spartan Florida Municipal Money Market Portfolio December 1, 1994
Fidelity Institutional Tax-Exempt Fidelity Institutional Tax-Exempt Cash Portfolios December 1, 1994
Cash Portfolios
Fidelity Massachusetts Municipal Trust Fidelity Massachusetts
Municipal Money Market Fund December 1, 1994   Spartan Massachusetts
Municipal Money Market Fund December 1, 1994
 Spartan Massachusetts Municipal Income Fund  December 1, 1994

Fidelity Municipal Trust Fidelity Aggressive Tax-Free Portfolio
December 1, 1994
 Spartan Insured Municipal Income Fund*  December 1, 1994
 Spartan Michigan Municipal Income Fund*  December 1, 1994
 Spartan Minnesota Municipal Income Fund*  December 1, 1994
 Fidelity Municipal Bond Portfolio  December 1, 1994
 Spartan Ohio Municipal Income Fund*  December 1, 1994
 Spartan Pennsylvania Municipal High Yield Portfolio December 1, 1994 Fidelity Municipal Trust II Fidelity Michigan Municipal Money Market Portfolio December 1, 1994
 Fidelity Ohio Municipal Money Market Portfolio December 1, 1994 Spartan Pennsylvania Municipal Money Market Portfolio December 1,
1994
Fidelity New York Municipal Trust Fidelity New York Tax-Free High Yield Portfolio December 1, 1994
 Fidelity New York Tax-Free Insured Portfolio December 1, 1994 Spartan New York Intermediate Municipal Portfolio December 1, 1994 Spartan New York Municipal High Yield Portfolio December 1, 1994
Fidelity New York Municipal Trust II Fidelity New York Tax-Free Money Market Portfolio December 1, 1994
 Spartan New York Municipal Money Market Portfolio December 1, 1994 Fidelity Revere Street Trust Municipal Central Cash Fund October 17, 1996
Fidelity School Street Trust Fidelity Limited Term Municipals
December 1, 1994
Fidelity Union Street Trust Spartan Aggressive Municipal Fund
December 1, 1994
 Spartan Arizona Municipal Income Portfolio  December 1, 1994
 Spartan Intermediate Municipal Fund  December 1, 1994
 Spartan Maryland Municipal Income Fund  December 1, 1994
 Spartan Municipal Income Portfolio  December 1, 1994
 Spartan Short-Intermediate Municipal Fund  December 1, 1994
Fidelity Union Street Trust II Spartan Arizona Municipal Money Market Portfolio December 1, 1994
 Spartan Municipal Money Fund  December 1, 1994

Newbury Street Trust Tax-Exempt Fund - Daily Money Class December 1,
1994
 Tax-Exempt Fund - Capital Reserves Class* September 18, 1997


*The addition of Capital Reserves Class of Tax-Exempt Fund effective
9/18/97.

 IN WITNESS WHEREOF, each of the parties hereto has caused this
Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.
Each of the Investment Companies UMB Bank, n.a.
Listed on this Appendix "A", on behalf
of each of their respective Portfolios
By:       /s/John Costello                       By:       /s/Ralph R.
Santoro
Name:  John Costello  Name:    Ralph R. Santoro
Title:    Asst. Treasurer Title:      Vice President